EXHIBIT 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

On April 26, 2013, Auxilium Pharmaceuticals, Inc. (“Auxilium” or the “Company”) acquired Actient Holdings LLC, a Delaware limited liability company (“Actient”) in the specialty pharmaceutical industry that has a diversified product offering of four marketed products in the urology space and two marketed products in the respiratory space. The total consideration transferred by Auxilium to Actient included a cash payment of $585.0 million, contingent consideration with an estimated acquisition date fair value of $42.8 million, warrants issued with an estimated acquisition date fair value of $12.0 million, and $15.4 million in cash adjustments for working capital and cash acquired. Auxilium funded the cash payments with cash on hand, which included proceeds from its issuance in January 2013 of the 2018 Convertible Notes (the “Convertible Notes”), and a $225 million senior secured term loan.

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Auxilium and Actient after giving effect to the acquisition of Actient by Auxilium (the “Transaction”) using the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The purchase price adjustments reflected in the following unaudited pro forma condensed combined financial statements and set forth in Note 2 are preliminary and have been made solely for the purposes of preparing these statements. The unaudited pro forma condensed combined balance sheet as of March 31, 2013, is presented to give effect to the Transaction as if it had occurred on March 31, 2013. The unaudited pro forma condensed combined statements of operations of Auxilium and Actient for the three months ended March 31, 2013, and the year ended December 31, 2012, are presented as if the Transaction, and the issuance of the Convertible Notes used to fund the Transaction had occurred on January 1, 2012.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and the accompanying notes of Auxilium included in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2012, and Quarterly Report on Form 10-Q for the three months ended March 31, 2013, filed with the Securities and Exchange Commission (“SEC”), and with the historical consolidated financial statements and the accompanying notes of Actient for the year ended December 31, 2012, and the historical unaudited condensed consolidated financial statements and the accompanying notes for the three months ended March 31, 2013, included in Exhibit 99.1 and 99.2, respectively, to this Form 8-K/A. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Auxilium that would have been reported had the Transaction and issuance of Convertible Notes been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Auxilium. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that Auxilium may achieve with respect to the combined companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF

AUXILIUM PHARMACEUTICALS, INC. & ACTIENT HOLDINGS LLC

MARCH 31, 2013

(in thousands)

					Pro Forma		Pro Forma
	Auxilium	Actient	Reclassifications		Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$335,592	$9,741	$—		$(309,476	)(b)	$35,857
Short-term investments	132,220	—	—		(75,782	)(c)	56,438
Accounts receivable, trade, net	47,758	20,109	—		—		67,867
Accounts receivable, other	2,298	—	—		—		2,298
Inventories, current	24,459	8,600	—		13,356	(d)	46,415
Prepaid expenses and other current assets	3,910	4,033	—		7,983	(e)	15,926
Total current assets	546,237	42,483	—		(363,919)		224,801

Inventories, non-current	48,566	—	—				48,566
Property and equipment, net	33,734	19,262	(16,308	)(a)	74	(f)	36,762
Other assets	14,071	5,909	—		(3,011	)(g)	16,969
Intangible assets, net	—	170,447	16,308	(a)	490,245	(h)	677,000
Goodwill	—	57,741	—		50,696	(i)	108,437
Total Assets	$642,608	$295,842	$—		$174,085		$1,112,535

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,311	$4,644	$—		$—		$7,955
Accrued expenses	83,404	13,743	7,000	(a)	1,801	(j)	105,948
Deferred revenue, current portion	4,483	—	—		—		4,483
Deferred rent, current portion	2,176	—	—		—		2,176
Current portion of term loan	—	6,040	—		5,210	(k)	11,250
Contingent consideration, current	—	18,826	(7,000	)(a)	13,847	(l)	25,673
Total current liabilities	93,374	43,253	—		20,858		157,485

Senior Convertible Notes	285,392	—	—		—		285,392
Deferred revenue, long-term version	25,780	—	—		—		25,780
Deferred rent, long-term portion	6,104	—	—		—		6,104
Term loan, long-term portion	—	82,581	—		121,342	(k)	203,923
Senior subordinated debt	—	20,385	—		(20,385	)(m)	—
Contingent consideration, long-term portion	—	39,284	—		50,774	(l)	90,058
Income taxes payable	—	2,800	—		(2,800	)(n)	—
Deferred tax liability	—	42,020	—		(35,101	)(o)	6,919
Total Liabilities	410,650	230,323	—		134,688		775,661
Commitments and Contingencies	—	—	—		—		—
Stockholders’ Equity:
Preferred stock	—	124,136	—		(124,136	)(p)	—
Common stock	494	2,954	—		(2,954	)(p)	494
Additional paid-in capital	565,449	—	—		12,000	(q)	577,449
Accumulated deficit	(330,275)	(61,571)	—		154,487	(r)	(237,359)
Treasury stock, at cost	(3,462)	—	—		—		(3,462)
Accumulated other comprehensive loss	(248)	—	—		—		(248)
Total stockholders’ equity	231,958	65,519	—		39,397		336,874
Total liabilities and stockholders’ equity	$642,608	$295,842	$—		$174,085		$1,112,535

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF

AUXILIUM PHARMACEUTICALS, INC. & ACTIENT HOLDINGS LLC

FOR THE THREE MONTHS ENDED

MARCH 31, 2013

(in thousands, except share and per share data)

					Pro Forma		Pro Forma
	Auxilium	Actient	Reclassifications		Adjustments		Combined
Net revenues	$66,172	$34,545	$—		$—		$100,717
Operating expenses:
Cost of goods sold	15,089	9,069	(1,161	)(s)	—		22,997
Research and development	11,858	—	—		—		11,858
Selling, general, and administrative	44,310	14,614	—		—		58,924
Amortization of purchased intangibles	—	6,594	1,161	(s)	8,699	(t)	16,454
Total operating expense	71,257	30,277	—		8,699		110,233
Income (loss) from operations	(5,085)	4,268	—		(8,699)		(9,516)
Interest expense	(3,004)	(5,097)	—		(2,410	)(u)	(10,511)
Other income (expense), net	(71)	—	—		—		(71)
Net loss before income taxes	(8,160)	(829)	—		(11,109)		(20,098)
Income tax benefit (expense)	—	1,485	—		(1,506	)(v)	(21)
Net loss	$(8,160)	$656	$—		$(12,615)		$(20,119)

Net loss per common share:
Basic	$(0.17)						$(0.41)
Diluted	$(0.17)						$(0.41)

Shares used to compute net loss per common share
Basic	49,247,332						49,247,332
Diluted	49,247,332						49,247,332

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF

AUXILIUM PHARMACEUTICALS, INC. & ACTIENT HOLDINGS LLC

FOR THE TWELVE MONTHS ENDED

DECEMBER 31, 2012

(in thousands, except share and per share data)

					Pro Forma		Pro Forma
	Auxilium	Actient	Reclassifications		Adjustments		Combined
Net revenues	$395,281	$114,884	$—		$—		$510,165
Operating expenses:
Cost of goods sold	78,337	32,380	(2,222	)(s)	—		108,495
Research and development	45,932	1,906	—		—		47,838
Selling, general, and administrative	185,535	43,846	—		—		229,381
Amortization of purchased intangibles	—	26,404	2,222	(s)	34,771	(t)	63,397
Change in contingent consideration	—	20,278	—		—		20,278
Total operating expense	309,804	124,814	—		34,771		469,389
Income (loss) from operations	85,477	(9,930)	—		(34,771)		40,776
Interest expense	(39)	(14,042)	—		(29,058	)(u)	(43,139)
Other income (expense), net	506	(781)	—		—		(275)
Net income (loss) before income taxes	85,944	(24,753)	—		(63,829)		(2,638)
Income tax benefit (expense)	—	589	—		(674	)(v)	(85)
Net income (loss)	$85,944	$(24,164)	$—		$(64,503)		$(2,723)

Net income (loss) per common share:
Basic	$1.76						$(0.06)
Diluted	$1.74						$(0.06)

Shares used to compute net income per common share
Basic	48,770,229						48,770,229
Diluted	49,277,570						49,277,570

AUXILIUM PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

(Unaudited)

1.                                      Basis of pro forma presentation

The unaudited pro forma condensed combined statements of operations are based on historical statements of operations of Auxilium and Actient, after giving effect to the Transaction and the issuance of the Convertible Notes as if they occurred on January 1, 2012, for the year ended December 31, 2012 and the three months ended March 31, 2013. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheets of Auxilium and Actient, after giving effect to the Transaction as if it occurred on March 31, 2013 and includes estimated pro forma adjustments for the preliminary valuations of assets acquired and liabilities assumed. These adjustments are subject to further revision as additional information becomes available.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the Transaction and the issuance of the Convertible Notes been completed as of the dates indicated above.

2.                                      Acquisition of Actient

As described above, on April 26, 2013, Auxilium acquired 100% of the outstanding shares of Actient upon which Actient became a wholly-owned subsidiary of Auxilium. Actient was a privately-held specialty pharmaceutical company headquartered in Lake Forest, Illinois, focused on urology and respiratory products.

The following table summarizes the fair value of total consideration at April 26, 2013:

Total Acquisition-
Date Fair Value
Base cash consideration	$585,000
Cash and working capital adjustment	15,431
Contingent consideration	42,768
Warrants	12,000
Total consideration	655,199
Consideration representing compensation	(8,309)
Consideration allocated to net assets acquired	$646,890

The $8,309 of consideration representing compensation arises as a result of releasing a management holdback that is payable to former senior management of Actient upon completion of their transition period with the Company. This amount will be amortized to expense by the Company as compensation cost over such transition period.

The fair value contingent consideration of $42,768 represents a risk adjusted net present value relating to the following cash payments on achievement of the following sales milestones for Actient urology products as defined in the purchase agreement:

•                  $15,000 when cumulative net sales of Actient’s urology products from and after April 26.2013 equal $150,000;

•                  $10,000 if cumulative net sales of Actient’s urology products during the twelve-month period commencing May 1, 2013 exceed $150,000; and

•                  $25,000 if cumulative net sales of Actient’s urology products during the twenty four month-period commencing May 1, 2013 exceed $300,000.

The acquisition of Actient was accounted for as a business combination under the acquisition method of accounting. Accordingly, the tangible assets and identifiable intangible assets acquired and liabilities assumed were recorded at fair value, with the remaining purchase price recorded as goodwill. The following table summarizes the estimated fair values of the net assets acquired as if the Transaction occurred on March 31, 2013.

March 31, 2013
Cash	$9,741
Accounts receivable, trade, net	20,109
Prepaid expenses and other current assets	3,707
Inventory	21,956
Fixed assets	3,028
Other long-term assets	2,898
Intangibles	677,000
Goodwill	108,437
Total assets acquired	$846,876

Contingent consideration assumed	(72,963)
Other liabilities assumed	(27,188)
Deferred tax liabilities	(99,835)
Total net assets acquired	$646,890

Of the identifiable assets acquired, $677,000 relates to acquired product rights and trade names acquired in the Transaction which are amortized on a straight-line basis over their estimated useful lives, which range from 2 to 12 years. The majority of the acquired intangibles relates to $501,000 in acquired product rights for Testopel, a product used for the treatment of testosterone deficiency in aging men as well as androgen deficiency caused by other conditions. There was also $70,000 in intangibles acquired relating to Edex, an injectable used for the treatment of erectile dysfunction. The contingent consideration obligation assumed of $72,963 represents earn-out consideration relating to acquisitions that were previously undertaken by Actient. Of this amount, $60,848 represents a 12% royalty payable on net sales of Testopel through December 31, 2017, at which time such royalty obligation ceases.

The pro forma purchase price allocation presented is for illustrative purposes only and these amounts are not intended to represent or be indicative of the purchase price allocation that would have been reported to give effect to the acquisition as if it had occurred as of the pro forma balance sheet date. In addition, the pro forma purchase price allocation has been prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value and tax basis of the acquired assets and liabilities.

The difference between the total consideration and the fair value of the net assets acquired of $108,437 was recorded to goodwill. This goodwill represents the excess of the purchase price over the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed. Approximately $420,000 of the intangibles and goodwill are expected to be deductible for tax purposes.

Pro Forma Adjustments and Assumptions

The pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements represents estimated values and amounts based on available information and do not reflect cost savings and synergies that Auxilium may have achieved had the Transaction been completed as of the dates above. The unaudited pro forma condensed combined balance sheet reflects the Transaction occurring as of March 31, 2013, and the unaudited pro forma condensed combined statement of operations reflects the Transaction and the issuance of the Convertible Notes occurring as of January 1, 2012.

Pro forma adjustments to the balance sheet:

(a)         Reflects certain reclassifications to conform to Auxilium’s financial statement presentation.

(b)         To record the cash portion of the purchase price to Actient shareholders, including Actient cash acquired at closing and the closing working capital adjustment, less the proceeds from the senior secured term loan provided by Morgan Stanley and redemption of short-term investments to fund the Transaction.

March 31, 2013
Base cash consideration	$(585,000)
Adjustment for working capital and cash acquired	(15,431)
Total cash consideration	(600,431)
Proceeds from senior secured term loan	215,173
Proceeds from redemption of short-term investments	75,782
Net pro forma adjustment	$(309,476)

(c)          To record the redemption of short-term investments to fund the acquisition as noted in the table above.

(d)         To record the fair-value step-up related to acquired inventory.

(e)          To remove Actient’s historical current deferred tax asset and record consideration representing compensation payable to former management of Actient upon completion of their transition period with the Company.

March 31, 2013
Eliminate Actient deferred tax asset	$(326)
Consideration representing compensation	8,309
Net pro forma adjustment	$7,983

(f)           To record acquired property, plant and equipment at fair value.

(g)          To remove Actient’s historical deferred financing fees and non-current deferred tax asset balances.

March 31, 2013
Actient deferred financing fees	$(2,399)
Actient deferred tax assets, non-current	(612)
Net pro forma adjustment	$(3,011)

(h)         To record the fair value of the intangible assets relating to the following products.

March 31, 2013
Testopel	$501,000
Edex	70,000
Timm Medical	23,000
Striant	8,000
Theo-24	39,000
Semprex-D	32,000
Other products	4,000
Total	$677,000
Less: Actient book value	(186,755)
Net pro forma adjustment	$490,245

(i)             To reflect the excess of the purchase price over the fair value of the tangible and intangible assets acquired and liabilities assumed less the write-off of historical Actient goodwill.

(j)            To remove the SWAP liability which was accrued as of March 31, 2013 and paid at closing as well as Actient’s historical deferred rent balance. The adjustment also includes certain liabilities of Actient that were assumed by Auxilium as part of the Transaction.

March 31, 2013
SWAP liability	$(225)
Deferred rent	(101)
Certain liabilities assumed	2,127
Net pro forma adjustment	$1,801

(k)         To remove current and non-current portion of Actient term loan which was paid at closing of the Transaction and include the $225 million senior secured term loan borrowed from Morgan Stanley to fund the acquisition, net of $9.8 million of original issue discount and debt issuance costs.

March 31, 2013
Actient term loan, current and non-current	$(88,621)
Senior secured term loan, current	11,250
Senior secured term loan, non-current	203,923
Net pro forma adjustment	$126,552

(l)             To record the fair value of $115,731 for contingent consideration assumed by Auxilium, representing the current and non-current amounts for the fair value of $42,768 for the contingent consideration payable to the former Actient shareholders, and the fair value of $72,963 for Actient’s previously recorded contingent consideration.

	March 31, 2013
	Total	Current	Long-term
Fair value of contingent consideration assumed by Auxilium	$115,731	$25,673	$90,058
Actient historical contingent consideration:
Reclassification	7,000	7,000
Elimination	(58,110)	(18,826)	(39,284)
Net pro forma adjustment	$64,621	$13,847	$50,774

(m)     To remove non-current portion of Actient senior subordinated debt which was paid at closing of the Transaction.

(n)         To eliminate the historical income taxes payable.

(o)         To eliminate the historical Actient deferred tax liability and record the purchase accounting deferred tax liability offset by the Auxilium valuation allowance release.

March 31, 2013
Eliminate Actient deferred tax liability	$(42,020)
Purchase accounting deferred tax liability	99,836
Auxilium valuation allowance release	(92,916)
Net pro forma adjustment	$(35,101)

(p)         To eliminate Actient’s historical balance of stockholder’s equity.

(q)         To include the fair value of warrant consideration issued to former shareholders of Actient.

(r)            To eliminate Actient’s historical balance of stockholder’s equity and adjust for the impact of the release of Auxilium’s valuation allowance associated with the deferred tax liabilities recorded in purchase accounting.

March 31, 2013
Eliminate Actient stockholders’ equity	$61,571
Auxilium valuation allowance release	92,916
Net pro forma adjustment	$154,487

Pro forma adjustments to the statement of operations:

(s)           Reflects reclassification to conform to Auxilium’s financial statement presentation

(t)            Represents the amortization expense related to the fair value in intangible assets acquired in the Transaction, offset by the elimination of Actient’s previously recorded amortization expense.

(u)         Represents the following adjustments made to interest expense:

• The elimination of Actient’s historical interest expense related to its debt which was repaid at the closing of the Transaction.

• To record interest expense on the $225,000 senior secured term loan borrowed from Morgan Stanley to fund the acquisition of Actient. A change in the interest rate of one-eighth percent (12.5 basis points) would increase or decrease pro forma annual interest expense by $300.

• To record the interest expense related to the January 2013 convertible notes as if the notes had been issued as of January 1, 2012.

• To record the accretion of the discounted contingent consideration to fair value assuming the Transaction occurred as of January 1, 2012.

	Three Months Ended	Twelve Months Ended
	March 31, 2013	December 31, 2012
Eliminate historical Actient interest expense	$5,097	$14,042
Senior secured term loan interest expense	(3,915)	(16,193)
January convertible notes interest expense	(1,503)	(18,034)
Accretion of contingent consideration	(2,089)	(8,873)
Interest expense adjustment	$(2,410)	$(29,058)

(v)         To record the pro forma income tax expense related to the operations of the combined entities. The pro forma income tax expense for the full year 2012 and three months ended March 31, 2013 relates primarily to state taxes, as the combined entities would continue to record a valuation allowance against all of its federal deferred tax assets and the majority of its state deferred tax assets. There will be a one-time gain recorded in the Company’s financial statements for the three months ended June 30, 2013 based on the release of this valuation allowance. The pro forma condensed combined statement of operations does not reflect this expected one-time gain.